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                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT (this "Agreement) is effective [___________], 1998 (the "Effective Date"), by and between FIRST CITIZENS BANK OF MONROE COUNTY, an Alabama banking corporation ("Bank"), and WARRIOR CAPITAL CORPORATION, an Alabama corporation (the "WCC"; hereinafter together with the Bank collectively referred to as "Employer"); and JOHN GITTINGS ("Executive").

                                    Recitals

         WHEREAS, the Bank is a wholly-owned subsidiary of WCC;

         WHEREAS, pursuant to that certain Reorganization Agreement and Plan of Merger, dated ________, 1998, among WCC and First Citizens Bancorp, Inc. ("FCB") (the "Merger Agreement"), the parties have agreed that FCB shall be acquired by WCC; and

         WHEREAS, Executive has been and continues to serve as the Chief Executive Officer of Bank and, as a condition to the consummation of the transactions provided for in the Merger Agreement, Executive and Employer have agreed to enter into this Agreement;

                                    Agreement

         NOW THEREFORE, in consideration of the mutual recitals and covenants contained herein, the parties hereby agree as follows:

         1. EMPLOYMENT. Employer agrees to employ Executive and Executive agrees to be employed by Employer, subject to the terms and provisions of this Agreement.

         2. TERM. The employment of Executive by Employer as provided in Section 1 will be for a period of three (3) years commencing on the Effective Time (as defined in the Merger Agreement), renewable on the third anniversary date of this Agreement and upon the third anniversary of each such renewal (i.e., if renewed, for a three year period, if not renewed, for remaining two years) and terminable by Employer only upon prior notice for a period equal to the remaining term or otherwise as provided in Section 7.

         3. DUTIES; EXTENT OF SERVICES. Executive shall perform for Employer all duties incident to the position of Chief Executive Officer of Bank. In addition, Executive shall engage in such other






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services for Employer or its affiliates as Employer from time to time shall direct. Executive shall use his best efforts in, and devote his entire time, attention, and energy, to Employer's business; provided that nothing contained herein is intended to prohibit Executive from spending a reasonable amount of time managing his personal investments and discharging his civic responsibilities as long as such activities do not interfere with his duties and obligations under this Agreement.

         4. COMPENSATION.

                  During the Term of this Agreement:

                  a. Executive's total annual cash compensation shall be an amount not less than $100,000.00 (includes salary, director's fees and bonus).

                  b. Life Insurance: Term life insurance equal to three times base compensation, plus life insurance policies on dependents in amounts and as currently provided by FCB.

                  c. Health Insurance: Fully paid (employee and dependents, customary plan).

                  d. Automobile: Bank shall furnish Executive with an automobile commensurate with Executive's position at WCC's discretion.

                  e. Retirement: Standard plans offered by Employer, including profit-sharing, 401K, etc.

                  f. Vacation, sick days, holidays: pursuant to Employer's standard policies.

                  g. Other executive compensation plans: Full participation in other executive level compensation plans offered by Bank and affiliates until termination of agreement.

         5. DISCLOSURE OF INFORMATION. Executive will not, during or after the term of this Agreement, (i) disclose any written confidential information of Employer to any person, firm, corporation, association, or other entity not employed by or affiliated with Employer for any reason on purpose whatsoever, or
(ii) use any written confidential information for any reason other than to further the business of Employer. Executive agrees to return any written confidential information, and all copies thereof, upon the termination of Executive's employment (whether hereunder or otherwise).

         6. COMPETITION. Except as specifically provided otherwise in this Agreement, during the period of his employment by Employer and for such time as Employer is paying to Executive all of the compensation provided in Section 4, Executive will not, directly or indirectly, carry on or engage in a similar business or solicit or do similar business with any customer of Bank or WCC's






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bank subsidiaries in any counties where Bank or WCC's bank subsidiaries have places of business on the date of termination.

         7. TERMINATION.

                  a. Employer shall be obligated to comply with all provisions of this Agreement and may terminate Executive only For Cause. "For Cause" shall mean (i) any act on the part of Executive which constitutes fraud or willful malfeasance of duty or an act of moral turpitude and is demonstrably likely to lead to material injury to Bank or WCC, (ii) a felony conviction of Executive; or (iii) the suspension or removal of Executive by federal or state banking regulatory authorities; provided, that "For Cause" shall not include Executive's medical disability.

                  b. If Employer terminates Executive's employment hereunder "For Cause" or if Executive terminates his employment hereunder Executive shall not be entitled to any further compensation from Employer and the provisions of Section 6 shall survive for one year following the date of such termination.

                  c. If Employer terminates Executive other than "For Cause",
         (i) all rights and obligations specified in Section 6 shall survive any such termination for three years following the date of such termination and, (ii) Executive shall continue to receive the compensation provided for in Section 4 for three years following the date of such termination.

                  d. The provisions of Section 5 shall survive regardless of any termination of Executive's employment hereunder, whether voluntary or involuntary.

         8. NOTICE. For the purposes of this Agreement, notices and demands shall be deemed given when mailed by United States mail, addressed in the case of Bank to First Citizens Bank of Monroe County, 915 South Alabama Avenue, Monroeville, Alabama 36461, Attention: Chairman of the Board of Directors, with a copy to WCC at Warrior Capital Corporation; P.O. Box 490, Warrior Alabama 35180-0490, Attention: Chief Executive Officer; or in the case of Executive, to
_____________________________________________.

         9. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Alabama. This Agreement supersedes and cancels any prior employment agreement or understanding entered into between Executive and Bank or Executive and FCB.







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         10. VALIDITY. The invalidity of any provision or provisions of this
Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity of a portion of any provision of this Agreement affect the balance of such provision.

         11. PARTIES. This Agreement shall be binding upon and shall inure to the benefit of any successors or assigns to Bank or WCC. Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement or any portion hereof.

         12. DEFINITIONS. Any capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Executive and by a duly authorized officer of each of Bank and WCC as of the date first above written.


Witnesses:                            "EXECUTIVE":


- ----------------------------          --------------------------------------
                                      John Gittings



                                      "BANK":

Attest:                               FIRST CITIZENS BANK OF MONROE
                                      COUNTY


By:                                   By:
   -------------------------             ------------------------------------
Its: Secretary                        Its: Chairman of the Board of Directors

[Corporate Seal]




                                      "WCC"

Attest:                               WARRIOR CAPITAL CORPORATION


By:                                   By:
   -------------------------             ------------------------------------
Its: Secretary                        Its: Chief Executive Officer


[Corporate Seal]





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